EXHIBIT 3.2
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                           AMENDED AND RESTATED BYLAWS

                                       OF

                            CAS MEDICAL SYSTEMS, INC.

                           Adopted on November 5, 2003

                                    ARTICLE I
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                                     OFFICES

                SECTION 1.01. REGISTERED OFFICE. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

                SECTION 1.02. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
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                            MEETINGS OF STOCKHOLDERS

                SECTION 2.01. PLACE OF MEETINGS. All meetings of stockholders of the corporation shall be held at such place, either within or without the State of Delaware, as shall be stated in the notice of the meeting.

                SECTION 2.02. ANNUAL MEETING. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Failure to hold an annual meeting shall not affect otherwise valid corporate acts.

                SECTION 2.03. VOTING LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                SECTION 2.04. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose may be called by the Chairman of the Board, by the President of the corporation, by the Board of Directors or by written order of a majority of the directors or shall be called by the President or the Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purposes of the proposed meeting. The Chairman of the Board or the President of the corporation or directors so calling, or the stockholders so requesting, any such meeting shall fix the time and place for such meeting.

                SECTION 2.05. NOTICE OF MEETING. Notice of any meeting of stockholders, stating the time, place, and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than 10 nor more than 60 days before the meeting.

                SECTION 2.06. QUORUM. The holders of a majority of the shares of the corporation's capital stock having voting power that are issued and outstanding, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. The stockholders present at a duly held meeting at which a quorum was present may continue to transact business notwithstanding the withdrawal of enough shares to leave less than a quorum.

                SECTION 2.07. ADJOURNMENT. Notwithstanding the other provisions of the Certificate of Incorporation or these bylaws, the holders of a majority of the shares of the corporation's capital stock entitled to vote, present in person or represented by proxy, whether or not a quorum is present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

                SECTION 2.08. VOTING. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the shares of the corporation's capital stock having voting power present in person or represented by proxy, and entitled to vote thereon, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, of the Certificate of Incorporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder and filed with the Secretary of the corporation before, or at the time of, the meeting. Each stockholder shall be entitled to one vote for each share of stock standing in the stockholder's name on the books of the corporation as of the record date unless, and except to the extent that, voting rights of shares of any class are increased, limited, or denied by the Certificate of Incorporation.

                SECTION 2.09. CONSENT OF STOCKHOLDERS. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or on the written consent of the holders of shares of the corporation's capital stock having not less than the minimum percentage of the vote required by statute for the proposed corporate action, and provided that prompt notice is given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

                SECTION 2.10. VOTING OF STOCK OF CERTAIN HOLDERS. Shares of the corporation's capital stock standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator, or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

                SECTION 2.11. TREASURY STOCK. The corporation shall not vote, directly or indirectly, shares of its own capital stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares of the corporation's capital stock.

                SECTION 2.12. FIXING RECORD DATE. The Board of Directors may fix in advance a date, which shall not be more than 60 days nor less than 10 days preceding the date of any meeting of stockholders, nor more than 60 days preceding: (i) the date for payment of any dividend or distribution, (ii) the date for the allotment of rights, (iii) the date when any change, or conversion or exchange of capital stock shall go into effect, or (iv) a date in connection with obtaining a consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, entitled to receive payment of any such dividend or distribution, to receive any such allotment of rights, to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed.

                   SECTION 2.13. IF NO RECORD DATE IS SET. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is mailed, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and the record date for determining stockholders entitled to receive payment of any dividend or other distribution shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE III
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                               BOARD OF DIRECTORS

                SECTION 3.01. POWERS. The business, property and affairs of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

                SECTION 3.02. NUMBER, ELECTION AND TERM. The number of directors that shall constitute the whole Board of Directors shall be not less than one. The number of directors shall from time to time be fixed and determined by the directors and shall be set forth in the notice of any meeting of stockholders held for the purpose of electing directors. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.03 or in the Certificate of Incorporation, and each director elected shall hold office until his successor shall be duly elected and shall qualify. Directors need not be residents of Delaware or stockholders of the corporation.

                SECTION 3.03. VACANCIES, ADDITIONAL DIRECTORS, REMOVAL FROM OFFICE AND RESIGNATION. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification, or removal from office of any director, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the newly created directorship; and a director so chosen shall hold office until the next applicable election and until his successor shall be duly elected and shall qualify, unless sooner displaced. Any director may be removed either with or without cause at any special meeting of stockholders duly called and held for such purpose. A director may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                SECTION 3.04. REGULAR MEETING. A regular meeting of the Board of Directors shall be held each year, without other notice than this bylaw, at the place of, and immediately following, the annual meeting of stockholders; and other regular meetings of the Board of Directors shall be held each year, at such time and place as the Board of Directors may provide, by resolution, either within or without the State of Delaware, without other notice than such resolution.

                SECTION 3.05. SPECIAL MEETING. A special meeting of the Board of Directors may be called by the Chairman of the Board of Directors or by the President of the corporation and shall be called by the Secretary on the written request of any two directors. The Chairman or President so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.

                SECTION 3.06. NOTICE OF SPECIAL MEETING. Written notice of special meetings of the Board of Directors shall be given to each director at least 48 hours prior to the time of such meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the bylaws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute.

                SECTION 3.07. QUORUM. A majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                SECTION 3.08. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these bylaws, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

                SECTION 3.09. COMPENSATION. Directors, as such, shall not be entitled to any stated salary for their services unless voted by the stockholders or the Board of Directors; but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or any meeting of a committee of directors. No provision of these bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                SECTION 3.10. TELEPHONIC PARTICIPATION. A director or member of a committee of the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of a conference telephone or similar communications equipment enabling all directors participating in the meeting to hear one another, and participation in such a meeting shall constitute presence in person at such meeting.


                                   ARTICLE IV
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                             COMMITTEES OF DIRECTORS

                SECTION 4.01. DESIGNATION, POWERS AND NAME. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of two or more of the directors of the corporation. The committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the corporation as may be provided in such resolution and permitted by law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                SECTION 4.02. MINUTES. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

                SECTION 4.03. COMPENSATION. Members of committees may be allowed compensation for attending committee meetings, if the Board of Directors shall so determine.


                                    ARTICLE V
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                                     NOTICE

                SECTION 5.01. METHODS OF GIVING NOTICE. Whenever under the provisions of applicable statutes, the Certificate of Incorporation or these bylaws, notice is required to be given to any director, member of any committee, or stockholder, such notice shall be in writing and delivered personally or mailed to such director, member, or stockholder; provided that in the case of a director or a member of any committee such notice may be given orally or by telephone, facsimile or e-mail. If mailed, notice to a director, member of a committee, or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder's address as it appears on the records of the corporation or, in the case of a director or a member of a committee, to such person at his business address.

                SECTION 5.02. WRITTEN WAIVER. Whenever any notice is required to be given under the provisions of an applicable statute, the Certificate of Incorporation, or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VI
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                                    OFFICERS

                SECTION 6.01. OFFICERS. The officers of the corporation shall be a Chairman and a Vice Chairman (if such offices are created by the Board of Directors), a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may appoint such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers, in each case as the Board of Directors shall deem necessary. The officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors. Any two or more offices may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the corporation in more than one capacity, if such instrument is required by law, by these bylaws or by any act of the corporation to be executed, acknowledged, verified, or countersigned by two or more officers. The Chairman and Vice Chairman of the Board of Directors shall be elected from among the directors. With the foregoing exceptions, none of the other officers need be a director, and none of the officers need be a stockholder of the corporation.

                SECTION 6.02. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at its first meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office for the term of one year, until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a director in the case of the Chairman and the Vice Chairman.

                SECTION 6.03. REMOVAL AND RESIGNATION. Any officer or agent elected or appointed by the Board of Directors may be removed with or without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                SECTION 6.04. VACANCIES. Any vacancy occurring in any office of the corporation by reason of death, resignation, removal, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

                SECTION 6.05. SALARIES. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his also being a director.

                SECTION 6.06. CHAIRMAN OF THE BOARD. The Chairman of the Board (if such office is created by the Board of Directors) shall preside at all meetings of the Board of Directors and of the stockholders of the corporation. The Chairman of the Board shall formulate and submit to the Board of Directors matters of general policy for the corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors.

                SECTION 6.07. VICE CHAIRMAN. The Vice Chairman (if such office is created by the Board of Directors) shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board. The Vice Chairman shall perform such other duties as from time to time may be prescribed by the Board of Directors or assigned by the Chairman of the Board.

                SECTION 6.08. PRESIDENT. The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the corporation. In the absence of the Chairman of the Board or the Vice Chairman (if such offices are created by the Board of Directors) the President shall preside at all meetings of the Board of Directors and of the stockholders. He may also preside at any such meeting attended by the Chairman of the Board or Vice Chairman if he is so designated by the Chairman of the Board, or in the Chairman of the Board's absence by the Vice Chairman. He shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The President shall keep the Board of Directors fully informed and shall consult them concerning the business of the corporation. He may sign any deeds, bonds, mortgages, contracts, checks, notes, drafts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these bylaws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by statute to be otherwise executed. He shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation standing in the name of the corporation and in general he shall perform all other duties normally incident to the office of President and such other duties as may be prescribed by the stockholders, or the Board of Directors from time to time.

                SECTION 6.09. VICE PRESIDENTS. In the absence of the President, or in the event of his inability or refusal to act, any Vice President designated by the Board of Directors shall perform the duties and exercise the powers of the President. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or the Board of Directors.

                SECTION 6.10. SECRETARY. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation, and see that the seal of the corporation or a facsimile thereof is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws; (d) keep or cause to be kept a register of the address of each stockholder which shall be furnished by such stockholder;
(e) have general charge of the stock transfer books of the corporation; and (f) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

                SECTION 6.11. TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Section
7.03 of these bylaws; (c) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the stockholders, and at such other times as may be required by the Board of Directors or the President, a statement of financial condition of the corporation in such detail as may be required; and (d) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

                SECTION 6.12. ASSISTANT SECRETARY AND ASSISTANT TREASURER. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors. The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his office. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

                                   ARTICLE VII
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                         CONTRACTS, CHECKS AND DEPOSITS

                SECTION 7.01. CONTRACTS. Subject to the provisions of Section 6.01, the Board of Directors may authorize any officer, officers, agent, or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

                SECTION 7.02. CHECKS. All checks, demands, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as shall be determined by the Board of Directors.

                SECTION 7.03. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

                                  ARTICLE VIII
                                  ------------

                                      STOCK

                SECTION 8.01. ISSUANCE. (a) Each stockholder of this corporation shall be entitled to a certificate or certificates showing the number of shares of capital stock registered in his name on the books of the corporation. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by Chairman, Vice Chairman, the President or a Vice President and by the Secretary, Treasurer, or Assistant Treasurer. Any or all signatures on the certificate may be a facsimile.

                (b) If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences, and relative participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided that, except as otherwise provided by statute, in lieu of the foregoing requirements there may be set forth on the face or back of such certificate, a statement that the corporation will furnish to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and rights.

                SECTION 8.02. LOST CERTIFICATES. The Board of Directors may, in case any share certificate is lost, stolen, destroyed, or mutilated, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions, including reasonable indemnification of the corporation, as the Board of Directors shall determine.

                SECTION 8.03. TRANSFERS. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the corporation or the transfer agent.

                SECTION 8.04. REGISTERED STOCKHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares of the corporation's capital stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by statute.

                                   ARTICLE IX
                                   ----------

                                    DIVIDENDS

                SECTION 9.01. DECLARATION. Subject to the provisions of the Certificate of Incorporation and statute, dividends with respect to the shares of the corporation's capital stock may be declared by the Board of Directors and may be paid in cash, in property, or in shares of capital stock.

                SECTION 9.02. RESERVE. Before payment of any dividend, the Board of Directors may be set aside out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and the Board of Directors may modify or abolish any such reserve or reserves.

                                    ARTICLE X
                                    ---------

                                  MISCELLANEOUS

                SECTION 10.01. SEAL. The corporate seal, if one is authorized by the Board of Directors, shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                SECTION 10.02. BOOKS. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at the offices of the corporation, or at such other place or places as may be designated from time to time by the Board of Directors.

                SECTION 10.03. FISCAL YEAR. The fiscal year of the corporation shall begin on the first day of January.

                                   ARTICLE XI
                                   ----------

                                    AMENDMENT

                   These bylaws may be amended or repealed or new bylaws may be adopted by the affirmative vote of the holders of a majority of the stock entitled to vote at any meeting of stockholders or by the affirmative vote of directors holding a majority of the directorships at any meeting of directors provided that notice of such amendment, repeal or adoption of new bylaws be included in the notice of such meeting. Any bylaw adopted by the board of directors may be amended or repealed by the stockholders.

                                   ARTICLE XII
                                   -----------

                                 INDEMNIFICATION

                SECTION 12.01. INDEMNIFICATION IN ACTIONS OTHER THAN IN AN ACTION BY OR IN THE RIGHT OF THE CORPORATION. To the full extent permitted by Delaware law from time to time in effect and subject to the provisions of
Section 12.03, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo
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contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                SECTION 12.02. INDEMNIFICATION IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. To the full extent permitted by Delaware law from time to time in effect and subject to the provisions of Section 12.03, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                SECTION 12.03. DETERMINATION OF CONDUCT. Any indemnification under Sections 12.01 and 12.02 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said Sections 12.01 and 12.02. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the corporation) in a written opinion, or (iii) by the stockholders.

                SECTION 12.04. RIGHT TO PAYMENT OF EXPENSES. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 12.01 and 12.02, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                SECTION 12.05. PAYMENT OF EXPENSES IN ADVANCE. Expenses incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                SECTION 12.06. NON-EXCLUSIVITY. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

                SECTION 12.07. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article or of Section 145 of the Delaware General Corporation Law.

                SECTION 12.08. RIGHTS TO CONTINUE. The indemnification and advancement of expenses provided
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by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                SECTION 12.09. CONDITIONAL INDEMNIFICATION FOR CERTAIN PROCEEDINGS. Notwithstanding anything in this Article to the contrary, no director, officer, employee or agent shall be entitled to indemnification pursuant to this Article in connection with any action, suit or proceeding initiated by such person unless the board of directors has authorized or consented to the initiation of such action, suit or proceeding.